Exhibit  21(1)

Subsidiaries
of
Layne Christensen Company

Name of Subsidiary	Jurisdiction of Incorporation	Percentage of Voting Stock owned by Company ♦
Ausdrill Burkina SARL	Burkina	100%
Bencor Corporation of America-Foundation Specialist	Delaware	100%
Boyles Bros. Drilling Company	Utah	100%
Camken-Reynolds, LLC	Delaware	51%
Cherryvale Pipeline, LLC	Kansas	100%
Christensen Boyles Corporation	Delaware	100%
Collector Wells International, Inc.	Ohio	100%
Discretionary Trust	Zimbabwe	100%
ESEMES (Mauritius) Limited	Mauritius	100%
G&K Properties Pty Ltd	Australia	100%
Inliner American, Inc.	Delaware	100%
Inliner Technologies, LLC	Indiana	100%
International Directional Services, L.L.C.	Delaware	100%
International Directional Services of Canada, Ltd.	Ontario, Canada	100%
International Directional Services de Mexico, Ltd.	Mexico	100%
International Mining Services Pty Ltd	Western Australia	100%
International Water Consultants, Inc.	Ohio	100%
Inversiones Layne Energy Limitada (a/k/a Layne Energy Limitada)	Chile	100%
Layne Christensen Australia Pty Limited	Australia	100%
Layne Christensen Canada Limited	Alberta, Canada	100%
Layne de Bolivia S.R.L.	Bolivia	100%
Layne de Mexico, S.A. de C.V.	Hermosillo, Sonora, Mexico	100%
Layne do Brasil Sondagens Ltda.	Brazil	100%
Layne Drilling Pty Ltd (f/k/a Glindemann & Kitching Pty Ltd)	Australia	100%
Layne Drilling (RDC) SPRL	Democratic Republic of Congo	100%
Layne Drilling Tanzania Limited (f/k/a Stanley Mining Services (Tanzania) Limited)	Tanzania	100%
Layne Drilling Zambia (f/k/a Stanley Mining Services Zambia).	Zambia	100%
Layne Energia Chile S.A.	Chile	85%
Layne Energy, Inc.	Delaware	100%
Layne Energy Cherryvale, LLC	Delaware	100%
Layne Energy Cherryvale Pipeline, LLC	Delaware	100%
Layne Energy Dawson, LLC	Delaware	100%
Layne Energy Dawson Pipeline, LLC	Delaware	100%
Layne Energy Holding, LLC	Delaware	100%
Layne Energy Operating, LLC	Delaware	100%
Layne Energy Osage, LLC	Delaware	100%
Layne Energy Pipeline, LLC	Delaware	100%
Layne Energy Production, LLC	Delaware	100%
Layne Energy Resources, Inc.	Delaware	100%

♦ directly or indirectly through its subsidiaries, nominess or trustees

Name of Subsidiary	Jurisdiction of Incorporation	Percentage of Voting Stock owned by Company ♦
Layne Energy Sycamore, LLC	Delaware	100%
Layne Energy Sycamore Pipeline, LLC	Delaware	100%
Layne GeoBrasil Equipamentos de Fundações Ltda.	Brazil	100%
Layne-Moretrench, LLC	New Jersey	51%
Layne Texas, Incorporated	Delaware	100%
Layne Water Development and Storage, LLC	Delaware	100%
Lenity Investments (Private) Limited	Zimbabwe	100%
Liner Products, LLC	Indiana	100%
Mag Con, Inc.	Louisiana	100%
Meadors Construction Co., Inc.	Florida	100%
Mid-Continent Drilling Company	Delaware	100%
PT Layne Christensen Indonesia	Indonesia	100%
Reynolds, Inc. (f/k/a Layne Merger Sub 2, Inc.).	Indiana	100%
Reynolds Inliner, LLC	Indiana	100%
Reynolds Transport Co.	Indiana	100%
Reynolds-Bowen, LLC	Delaware	51%
Reynolds-Rogers, LLC	Delaware	51%
Reynolds Southwest, Inc.	New Mexico	100%
Shawnee Oil & Gas, L.L.C.	Delaware	100%
SMS Holdings Pty Ltd	Australia	100%
SMS Offshore Pty Ltd	Western Australia	100%
Stamm-Scheele Incorporated	Louisiana	100%
Stanley Mining Services Pty Limited	Australia	100%
Stanley Mining Services (Botswana) (Pty) Ltd. (f/k/a Whitfield (Proprietary) Limited)	Botswana	100%
Stanley Mining Services (Uganda) Limited	Uganda	100%
Stanley Mining Services Zimbabwe (Private) Limited	Zimbabwe	100%
Tecniwell S.r.l.	Italy	100%
Vibration Technology, Inc.	Delaware	100%
West African Drilling Services SARL (Societe Pour Les Travaux Publics et Prives SARL)	Mauritania	100%
West African Drilling Services (Guinea) SARL	Guinea	100%
West African Drilling Services (MALI) SARL	Mali	100%
West African Drilling Services Pty Ltd	Australia	100%
West African Drilling Services (No. 2) Pty Ltd	Australia	100%
West African Holdings Pty Ltd	Australia	100%
W.L. Hailey & Company, Inc.	Tennessee	100%
Windsor Resources, LLC	Delaware	100%
Windsor Resources Pipeline, LLC	Delaware	100%

♦ directly or indirectly through its subsidiaries, nominess or trustees